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                                                            Exhibit 21



                    COMPUTER NETWORK TECHNOLOGY CORPORATION

                         Subsidiaries of the Registrant


CNT International Ltd.
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     .    Incorporated under the English Companies Act
     .    d/b/a CNT International Ltd. and CNTI


CNT France S.A.
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     .    Incorporated under French law
     .    d/b/a CNT France S.A. and CNTF


Computer Network Technology GmbH
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     .    Incorporated under German law


CNTFS Corporation
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     .    Incorporated under Virgin Islands law


CNTware Vernetzungssysteme GmbH
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     .    Incorporated under German law
     .    d/b/a CNTware


Computer Network Technology (Asia Pacific) Pty. Ltd.
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     .    Incorporated under Australian Law
     .    d/b/a CNT A/P


CNT China Limited
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     .    Incorporated under Hong Kong Law


CNT Japan K.K.
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     .    Incorporated under Japanese Law


CNT Acquisition I Corporation
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     .    Incorporated under Minnesota Law


Intelliframe Corporation
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     .    Incorporated under Pennsylvania Law